Exhibit 99.1

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT COMPLETES MILESTONE ACQUISITION OF SCREEN MEDIA

Company Now Owns One of World’s Largest, Independent TV and Film Libraries and

Direct-to-Consumer Online Video Platform with 15 Million Active Users

CSS Entertainment’s Q4 2017 Adjusted EBITDA Now Expected to Substantially

Exceed $10 Million

Management Conference Call to Be Held At 8:30 A.M. ET Today

COS COB, CT – NOVEMBER 6, 2017 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a fast-growing provider of positive and entertaining video content, today announced the completion of the acquisition of Screen Media Ventures, LLC (“Screen Media”). The transaction was completed after the market close on Friday, November 3, 2017.

The Screen Media acquisition dramatically enhances the value of CSS Entertainment’s portfolio of assets, as well as CSS Entertainment’s capacity to drive revenue and profit growth.

“Screen Media’s assets are an extraordinary addition to our growing portfolio of highly-valuable media assets,” said William J. Rouhana, Jr., chairman and chief executive officer. “As we have regularly communicated to the investment community, our intention has always been to identify potentially transformative opportunities that enable us to achieve our ambitious growth plans.”

The Screen Media content library of over 1,200 television series and feature films is one of the largest, independently-owned libraries of filmed entertainment in the world. Through direct worldwide relationships, this content is distributed across all media, including theatrical, home video, pay-per-view, free cable and paid television, video-on-demand and existing and emerging video platforms.

The Screen Media assets also include the direct-to-consumer Popcornflix online video platform. This platform is comprised of five digital streaming channels. The Popcornflix direct-to-consumer platform is available in 56 countries and has current rights to over 3,000 films and approximately 60 television series (representing 1,500 episodes). The Popcornflix app has been downloaded approximately 24 million times on iOS and Android smartphones and other devices. For the 12 months ended September 30, 2017, Popcornflix had 15 million active users.

“The Screen Media acquisition accomplishes numerous strategic objectives in a single transaction,” added Mr. Rouhana. “Objectives we have emphasized to investors include: building our portfolio of assets; expanding our content distribution capabilities; deploying our ad sales capabilities to maximize monetization of acquired content; expanding and diversifying our sources and timing of revenue (including realizing our revenue more evenly throughout all four quarters of the year); and accelerating tangible growth in shareholder value. We are thrilled to be checking all of these boxes in a single transaction.”

Screen Media is expected to generate approximately $12 million in revenue and approximately $5 million in EBITDA for the full year 2017. A 2017 appraisal valued the Screen Media library and Popcornflix direct-to-consumer platform at approximately $25 million. As required, CSS Entertainment is securing a new independent asset appraisal which will be reflected (along with additional financial information) in an amendment to the Form 8-K being filed today with the SEC. The amended Form 8-K/A is required be filed within 75 days of the closing of the Screen Media acquisition.

“We have been highly disciplined in reviewing numerous opportunities and pursuing those that can dramatically accelerate the implementation of our strategic plan and provide greater diversity of our revenue streams, allowing us to prioritize the timing of various initiatives,” said Scott W. Seaton, vice chairman and chief strategy officer. “Our recent IPO has provided us with the necessary capital resources to diversify our revenue both organically and through acquisitions.”

At September 30, 2017, as set forth in our quarterly report also being filed today with the SEC, CSS Entertainment had in excess of $15 million in liquidity and no debt.

Mr. Seaton added, “We continue to have a strong balance sheet with no debt and substantial liquidity, including cash on hand, an unused line of credit and positive operating cash flow. We now expect our Q4 2017 Adjusted EBITDA to substantially exceed $10 million.”

The purchase price of Screen Media was comprised of approximately $4.9 million in cash, the issuance of 35,000 shares of CSS Entertainment’s Class A common stock and CSS Entertainment’s Class Z warrants exercisable into 50,000 shares of CSS Entertainment’s Class A common stock at $12 per share.

“We are extremely fortunate to have had the opportunity to acquire Screen Media’s valuable assets at a significant discount to their appraised value, intrinsic value and replacement cost,” stated Mr. Rouhana. “We had been following Screen Media closely and were patient in waiting for an attractive opening to acquire these assets. Given our familiarity with Screen Media, our strong balance sheet with ample liquidity and no debt, we were well positioned to move forward quickly with the purchase.”

CSS Entertainment’s management will host a conference call this morning, November 6, 2017, at 8:30 a.m. ET. To participate on the conference call, please dial toll-free (833) 832-5128 approximately 10 minutes prior to the start of the conference call. International callers may dial (484) 747-6583. Please reference conference ID # 8672469.

The conference call is also being webcast with an accompanying presentation, which can be accessed through the investor relations section of CSS Entertainment’s website, http://www.cssentertainment.com/. Please access the website 15 minutes prior to the start of the conference call to download and install any necessary audio software and download the presentation.

An archived replay of the conference call will also be available through the investor relations section of CSS Entertainment’s website approximately one hour following the completion of the call and will be made available for a period of 12 months.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a fast-growing provider of positive and entertaining video content that brings out the best of the human spirit. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. Chicken Soup for the Soul Entertainment is also expanding its partnerships with sponsors, television networks and independent producers. The company will make its video content available to consumers globally through television and online networks, including its online affiliate APlus.com. The company is a subsidiary of Chicken Soup for the Soul, LLC.

USE OF NON-GAAP FINANCIAL MEASURES

This press release contains a non-GAAP financial measure (EBITDA), which is not recognized under GAAP, as a supplemental indicator of our operating performance. This non-GAAP financial measure is provided to enhance the readers understanding of our historical and current financial performance. EBITDA means earnings before interest, taxes, depreciation and amortization. Management believes EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income.

FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

MEDIA CONTACT

Jeanene Timberlake

RooneyPartners LLC

jtimberlake@rooneyco.com

(646) 770-8858

INVESTOR RELATIONS

Sanjay M. Hurry/Jody Burfening

LHA Investor Relations

CSSEnt@lhai.com

(212) 838-3777